SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 18, 2015

AXIM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 18, 2015, the Board appointed Marvin Washington to the Company’s Advisory Board.

Marvin Washington works for William Small Wealth Management Group as a Financial Advisor; primary serving Professional Athletes in the NFL and NBA. He has 10 years of working in the Financial Services field more specifically in financial planning, retirement planning and Estate planning.   Mr. Washington is a retired NFL player who played a total of eleven years with three teams, the N. Y. Jets, Denver Broncos and San Francisco 49ers.  He was a member of the Denver Broncos 1998 Super Bowl winning team and was voted by Sports Illustrated as the 36th best N.Y. Jet of all-time. He is a graduate of Idaho University where he is also a 2004 inductee into the University of Idaho Vandal Sports Hall of Fame.  Mr. Washington is a Dallas native who is involved with several Charities and sits on the Board of Texas Can Charter School.   Mr. Washington is the father of  three children, two sons; Evan 22, Isaiah 16 and a daughter; Sydney 20.  His oldest son, Evan Washington is following in his football footsteps currently playing at L.S.U.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: June 18, 2015	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer